Exhibit 99.1

DISCOVERY LABS ANNOUNCES STRATEGIC COLLABORATION WITH BATTELLE FOR AEROSURF® PROGRAM

- Companies will Co-Invest to Advance Aerosolization Technology to a Phase 3 / Commercial-Ready Device -

Warrington, PA, October 15, 2014 — Discovery Laboratories, Inc. (Nasdaq: DSCO) today announced that it has entered into a strategic collaboration with Battelle, the world’s largest independent research and development organization with 35 years of specific expertise in aerosol science.  The parties intend to further develop Discovery Labs’ proprietary capillary aerosol generator (CAG) for use in the planned AEROSURF® phase 3 clinical program and, if approved, initial commercialization.  The arrangement also reflects the plan to negotiate agreements to provide for the manufacture of phase 3 clinical devices and, if AEROSURF is approved, initial commercial supply.  The CAG is currently being used in neonatal intensive care units for the company’s AEROSURF phase 2 clinical program for the treatment of respiratory distress syndrome (RDS) in premature infants.  Battelle and Discovery Labs generally will share equally in the agreed costs of the device development for the AEROSURF RDS program. In consideration for its investment and expertise, Battelle will receive warrants and future royalties on AEROSURF sales and license sales revenues.

“This collaboration brings us a partner with world class capabilities in aerosol device design and manufacture, in addition to the clear financial benefits,” commented John G. Cooper, Discovery Labs’ President and Chief Executive Officer.  “Battelle has a successful track record of working with companies developing medical devices from development stage through ultimate FDA approval.  They also have extensive experience with our aerosolization technology, and played a key role in preparing the CAG for use in our current AEROSURF phase 2 program.  Now we are going to leverage those experiences and their development, quality and regulatory expertise to further support the AEROSURF opportunity.  We look forward to our continued and expanded relationship.”

“One of our missions is to support what we believe to be transformational medical advances,” commented Bob Wilkins, MBChB, FRCA, a Battelle Vice President of Strategic Development.  “Based on our work to date and our assessment of the opportunity, we believe that AEROSURF addresses a significant unmet medical need, and represents a potential revolution in the management of infants with respiratory distress syndrome.  We are excited to combine our expertise in aerosol drug delivery device development with Discovery Labs’ expertise in synthetic surfactant technology and neonatal RDS.”

Under the terms of the agreement, Battelle and Discovery Labs will co-invest in the development of an AEROSURF phase 3 clinic-ready aerosol device.  Upon execution of the agreement, Battelle received two warrants to purchase a total of 1.5 million shares of Discovery Labs’ common stock at an exercise price of $5.00 per share, each warrant with a 10-year term.  The first warrant to purchase 1 million shares is exercisable only upon successful development of an aerosol device that is ready for a potential AEROSURF phase 3 clinical program.  The second warrant to purchase 0.5 million shares will become exercisable only upon meeting the aforementioned milestone by a certain date.  In addition, if AEROSURF receives regulatory approval for the treatment of RDS, Battelle will receive a low single-digit royalty on Discovery Labs’ AEROSURF commercial revenues, subject to an aggregate cap of $25 million.

AEROSURF is a novel investigational combination drug-device product being developed to deliver the company’s synthetic KL4 surfactant in aerosolized form via nasal continuous positive airway pressure (nCPAP) to premature infants with RDS.  AEROSURF could potentially allow for the administration of KL4 surfactant to premature infants without invasive endotracheal intubation, and may enable the treatment of a significantly greater number of premature infants who could benefit from surfactant therapy but are currently not treated.  Discovery Labs is developing its proprietary aerosolization drug delivery technologies, including the CAG, to enable efficient delivery of aerosolized KL4 surfactant.  The company is currently conducting a phase 2 clinical program for AEROSURF employing the current version of the CAG.

The information included in this press release about Discovery Labs' collaboration with Battelle is subject in its entirety to the definitive terms of the collaboration agreement, the warrants and other related documents.  Additional information, including a description of the collaboration documents, is provided in a Current Report on Form 8-K that is expected to be filed today with the Securities and Exchange Commission (“SEC”).  A redacted version of the agreement, together with other collaboration documents, is expected to be filed with Discovery Labs' Quarterly Report on Form 10-Q for the period ending September 30, 2014, which is expected to be filed with the SEC on or before November 10, 2014.

This press release is neither an offer to sell nor a solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Discovery Labs
Discovery Laboratories, Inc. is a specialty biotechnology company focused on advancing a new standard in respiratory critical care.  Discovery Labs' technology platforms include a novel proprietary KL4 surfactant, a synthetic, peptide-containing surfactant that is structurally similar to pulmonary surfactant, and proprietary drug delivery technologies being developed to enable efficient delivery of aerosolized KL4 surfactant.  Discovery Labs' strategy is initially focused on neonatology and improving the management of respiratory distress syndrome (RDS) in premature infants.  Discovery Labs believes that its RDS product portfolio has the potential to become the new standard of care for RDS and, over time, to enable the treatment of a significantly greater number of premature infants who could benefit from surfactant therapy but are currently not treated.  SURFAXIN® (lucinactant) Intratracheal Suspension, Discovery Labs' first KL4 surfactant-based product, is the only available synthetic alternative to animal derived surfactants approved by the U.S. Food and Drug Administration (FDA). Full prescribing information can be found at http:///www.surfaxin.com.

For more information, please visit the company's website at www.Discoverylabs.com.

About Battelle
 Every day, the people of Battelle apply science and technology to solving what matters most.  At major technology centers and national laboratories around the world, Battelle conducts research and development, designs and manufactures products, and delivers critical services for government and commercial customers.  Headquartered in Columbus, Ohio since its founding in 1929, Battelle serves the national security, health and life sciences, and energy and environmental industries. For more information, visit www.battelle.org.

Forward-Looking Statements
To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements often include words such as "will," "intends," "plans," "believes" and words and terms of similar substance.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made.  Examples of such risks and uncertainties, including those affecting Discovery Labs' ability successfully to complete its development programs and realize the potential benefits of its RDS product portfolio (including AEROSURF), are described in Discovery Labs' filings with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.  Any forward-looking statement in this release speaks only as of the date on which it is made.  Discovery Labs assumes no obligation to update or revise any forward-looking statements.

Contact Information:

Discovery Labs
Will Roberts: 215.488.9489 or wroberts@discoverylabs.com

Battelle
Katy Delaney: 614.424.7208 or delaneyk@battelle.org
T.R. Massey: 614.424.5544 or masseytr@battelle.org